Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Leigh J. Abrams, President and CEO

Phone: (914) 428-9098 Fax: (914) 428-4581

E Mail: Drew@drewindustries.com

DREW INDUSTRIES NAMED TO
BUSINESSWEEK “HOT GROWTH COMPANIES” LIST

White Plains, New York – June 1, 2005 – Drew Industries Incorporated (NYSE: DW), a leading manufacturer of components for recreational vehicles and manufactured homes, today announced it has been named to BusinessWeek’s annual “Hot Growth”list of the 100 best small companies.

Drew was ranked 57th, marking the second consecutive year the Company has achieved placement on the list. In 2004, the Company was ranked 64th on BusinessWeek’s list.

“We are pleased to be recognized by BusinessWeek as one of America’s best performing growth companies,” said Leigh J. Abrams, Drew’s President and CEO. “During the last several years our success has been based on a combination of organic growth, new product introductions and targeted acquisitions. Moving forward, we expect this strategy to help continue our growth and enhance our profitability.”

To create the list, BusinessWeek begins with a database of 2,200 publicly traded companies with revenues of $50 million to $1.5 billion a year. The companies are then ranked by sales and earnings growth, as well as return on capital over three years. Contenders must have a market cap of $25 million or more and a stock that trades for at least $5 per share. Companies that underperform the NASDAQ composite are eliminated, as are companies with recent earnings disappointments. The top 100 remaining companies make BusinessWeek’s “Hot Growth” list.

BusinessWeek’s cover story “Hot Growth Companies” will be available online at http://www.businessweek.com and is available on newsstands the week of May 30.

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, electric stabilizer jacks and trailers for equipment hauling, boats, personal watercrafts and snowmobiles, as well as chassis and windows for modular homes and offices. From 50 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly steel, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil prices, the outcome of litigation, the ability to retain customers, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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